Exhibit 10.15

Restricted Stock Unit Award

SUNCRETE, INC.

2026 Omnibus INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS IS TO CERTIFY that Suncrete, Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) hypothetical units of Class A Common Stock (“Restricted Stock Units”) under the Company’s 2026 Omnibus Incentive Plan (the “Plan”), as follows:

Name of Participant:

Address of Participant:

Number of Restricted Stock Units:

Date of Grant:

Vesting Commencement Date:

Settlement Date:

Vesting Schedule:	Date	Percentage/Number of Vested Shares

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the accompanying Restricted Stock Unit Award Agreement and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Unit rights granted under this Certificate and the related Restricted Stock Unit Award Agreement and to receive the Restricted Stock Units designated above subject to the terms of the Plan, this Certificate, and the Award Agreement.

PARTICIPANT		SUNCRETE, INC.

By:
Name:	Andrew Heyer, an individual	Title:

Dated:		Dated:

Suncrete, Inc. 2026 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement

SUNCRETE INC.

2026 Omnibus INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”), is entered into on the Date of Grant, subject to the Participant’s acceptance of the terms of the Agreement evidenced by the Participant’s signature on the Restricted Stock Unit Award Certificate accompanying this Agreement (the “Certificate”), by and between Suncrete, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Under the Suncrete, Inc. 2026 Omnibus Incentive Plan (the “Plan”), the Administrator has authorized the grant to the Participant of the number of Restricted Stock Units set forth in the Certificate (the “Award”), under the terms and subject to the conditions set forth in this Agreement, the Certificate, and the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Basis for Award. This Award is granted under the Plan for valid consideration provided to the Company by the Participant. By the Participant’s execution of the Certificate, the Participant agrees to accept the Award rights granted under the Certificate and this Agreement and to receive the Restricted Stock Units designated in the Certificate subject to the terms of the Plan, the Certificate, and this Agreement.

2.            Restricted Stock Units Awarded. The Company hereby awards and grants to the Participant the number of Restricted Stock Units set forth in the Certificate. Each Restricted Stock Unit represents a right to receive one Share (or the cash equivalent) from the Company, and any Dividend Equivalents (as defined below) credited to the Participant’s Restricted Stock Unit Account (as defined below) with respect to that Share, upon vesting of the Restricted Stock Unit as provided in Section 3 below. Vested Restricted Stock Units will be settled as provided in Section 5 below. The Company shall establish and maintain an account (the “Restricted Stock Unit Account”) for the Participant and will credit that account for the number of Restricted Stock Units granted to the Participant and for any Dividend Equivalents as provided in Section 4 below. The value of each Restricted Stock Unit on any given date will equal the Fair Market Value of one Share on that date.

3.            Vesting. The Restricted Stock Units will vest in accordance with the Vesting Schedule set forth in the Certificate, on condition that the Participant is in Continuous Service on each vesting date, except as otherwise provided herein. If the Participant ceases Continuous Service by the Company for Cause, the Participant will immediately forfeit all unvested Restricted Stock Units and any Dividend Equivalents credited to the Restricted Stock Unit Account. If the Participant ceases Continuous Service for any other reason (including, without limitation, due to the Participant’s death or Disability) all unvested Restricted Stock Units and any Dividend Equivalents credited to the Restricted Stock Unit Account shall immediately become fully vested Restricted Stock Units and Dividend Equivalents. In addition, upon the occurrence of a Change in Control, all unvested Restricted Stock Units and any Dividend Equivalents credited to the Restricted Stock Unit Account shall immediately become fully vested Restricted Stock Units and Dividend Equivalents.

4.            Dividend Equivalents. If the Company pays any cash dividend on its outstanding Common Stock for which the record date occurs after the Date of Grant, the Administrator will credit the Participant’s Restricted Stock Unit Account as of the dividend payment date in an amount equal to the amount of the dividend paid by the Company on a single Share multiplied by the number of unvested Restricted Stock Units under this Award as of that record date (“Dividend Equivalents”). Dividend Equivalents will be subject to the vesting requirements of Section 3 of this Agreement. No Dividend Equivalent will vest or be paid to the Participant unless and until the corresponding Restricted Stock Unit vests and is settled.

Suncrete, Inc. 2026 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement

5.            Settlement. Subject to Section 13(i), the Company will settle the Restricted Stock Units on the Settlement Date or Dates set forth in the Certificate by issuing to the Participant one Share for each Restricted Stock Unit that has satisfied all vesting requirements on that Settlement Date and cash in the amount of any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to that Share. On settlement, the Restricted Stock Units, and any related Dividend Equivalents, will cease to be credited to the Restricted Stock Unit Account. If the Certificate does not specify a Settlement Date, the applicable Settlement Date will be the applicable vesting date set forth in the Vesting Schedule. Subject to the satisfaction of the withholding provisions in Section 8 below, the Administrator will cause the Shares to be issued to the Participant on the applicable Settlement Date either by an appropriate entry in the books of the Company or of the Company’s transfer agent or by delivery of a stock certificate, and will cause cash to be delivered in the amount of any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to such Shares, free of all restrictions hereunder, except for applicable securities laws restrictions, and will enter the Participant’s name as stockholder of record with respect to such Shares on the books of the Company. The Participant acknowledges and agrees that Shares may be issued in electronic form as a book entry with the Company’s transfer agent and no physical certificates need be issued.

6.            Restrictions on Transfer. Until the applicable Settlement Date, the Restricted Stock Units and any related Dividend Equivalents credited to the Restricted Stock Unit Account may not be pledged, hypothecated or transferred in any manner other than by will or by the applicable laws of descent and distribution, or if approved in writing by the Administrator, by gift or domestic relations order to a Permitted Transferee, provided that the Restricted Stock Units and any related Dividend Equivalents credited to the Restricted Stock Unit Account will remain subject to the terms of the Plan, the Certificate, and this Agreement.

7.            Compliance with Laws and Regulations. The issuance and transfer of Common Stock on any Settlement Date is subject to the Company’s and the Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission, foreign securities regulatory authority or any securities exchange to effect such compliance.

8.            Tax Withholding. As a condition to settlement under Section 5, on or before the date on which any of the Restricted Stock Units vest the Participant must pay to the Company any federal, state or local taxes required by law to be withheld with respect to the Restricted Stock Units, and any Dividend Equivalents then credited to the Restricted Stock Unit Account, that vest. In addition to the Company’s right to withhold from any compensation otherwise payable to the Participant by the Company, the Participant may provide for payment of withholding taxes in full by (a) cash or check; (b) requesting that the Company withhold a number of Shares from the Shares otherwise issuable on the Settlement Date, the Fair Market Value of which does not exceed either the maximum statutory tax rates in the Participant’s applicable jurisdictions or the amount of tax required to be withheld by law, and in which case the Award will be surrendered and cancelled with respect to the number of Shares retained by the Company (provided that to the extent such direction would result in the Company withholding fractional Shares, the number of Shares to be withheld will be rounded down to the nearest whole Share and the Participant must pay the remainder of the withholding obligation in cash or by check); or (c) one or more alternative methods permitted by applicable law.

Suncrete, Inc. 2026 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement

9.            No Right to Continued Service. Nothing in this Agreement or the Plan is intended to impose or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or its Affiliates to terminate the Participant’s Continuous Service at any time and for any reason or no reason.

10.          Representations and Warranties of the Participant. The Participant represents and warrants to the Company as follows:

(a)            Acknowledgement and Agreement to Terms of the Plan. The Participant acknowledges receipt of a copy of the Plan, the Certificate, this Agreement, and the prospectus dated April 8, 2026 covering the Shares reserved for issuance under the Plan. The Participant has read and understands the terms of the Plan, the Certificate, and this Agreement and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences on the vesting and settlement of the Restricted Stock Units and any Dividend Equivalents and on disposition of any Shares received on settlement of the Restricted Stock Units, and that the Participant should consult a tax advisor before such time. The Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.

(b)            Compliance with Securities Laws. The Participant understands and acknowledges that, notwithstanding any other provision of the Agreement to the contrary, the issuance and holding of Shares is expressly conditioned on compliance with the Securities Act and all applicable federal, state, and foreign securities laws. The Participant agrees to cooperate with the Company to ensure compliance with such laws.

11.          No Interest in Company Assets. All amounts credited to the Participant’s Restricted Stock Unit Account under this Agreement will continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Restricted Stock Unit Account will make the Participant only a general, unsecured creditor of the Company.

12.          No Stockholder Rights before Issuance. The Participant will have no right, title, or interest in, nor be entitled to vote or to receive distributions in respect of, nor otherwise be considered the owner of, any of the Shares covered by the Restricted Stock Units until the Shares are issued in accordance with Section 5.

13.          General Terms.

(a)            Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Administrator for review. The Administrator’s resolution of such dispute will be final, binding, and conclusive on the Company, the Participant, and all other Persons with any interests related to this Award.

(b)            Entire Agreement. This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate and the Plan, the Plan will govern.

Suncrete, Inc. 2026 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement

(c)            Modification. This Agreement may be modified only in writing signed by both parties.

(d)            Notices. Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant must be in writing and addressed to the Participant at the address indicated on the Certificate or to such other address as the Participant designates in writing to the Company. All notices will be deemed to have been delivered: (i) on personal delivery, (ii) five days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) two business days after deposit with any return receipt express courier (prepaid) or (iv) one business day after transmission by fax or email.

(e)            Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding on and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement is binding on the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors, and assigns.

(f)             Governing Law. This Agreement is governed by and to be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then that provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable in accordance with their respective terms.

(g)            Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

(h)            Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(i)             Section 409A. The Award is intended to be exempt from or comply with the requirements of Section 409A of the Code and the rules and regulations issued thereunder (“Section 409A”) and shall be construed accordingly. To the extent required to comply with Section 409A, for purposes of this Agreement, Change in Control shall be limited to a “change in control event” as defined in Section 409A and cessation of Continuous Service shall be limited to a “separation from service” as defined in Section 409A. Notwithstanding any other provision of this Agreement, the Certificate, or the Plan to the contrary, with respect to any payments and benefits to which Section 409A applies, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Each payment hereunder shall be treated for all purposes as a separate payment.

Suncrete, Inc. 2026 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement